Exhibit 10.16

Xinghui Yizi Shanghai Office Lease Agreement - Tripartite Agreement

Tripartite Agreement
Contract No.: No. HGH- BG- 20240328- 01

This Agreement is entered into by and among the following three parties on [October 15, 2024] in Minhang District, Shanghai:

Party A: Shanghai Jinchen Hemei Properties Co., Ltd.
Party B: Xinghui Auto Technology (Hainan) Co., Ltd.
Party C: Xinghui Yizi (Shanghai) Automobile Co., Ltd.

Amendment Details:

The lessee subject, Party B “Xinghui Auto Technology (Hainan) Co., Ltd.”, in the “Jinchen Properties” Project Property Lease Agreement is hereby changed to Party C “Xinghui Yizi (Shanghai) Automobile Co., Ltd.”. Party C is a wholly-owned subsidiary of Party B.

Whereas:

Party A and Party B have signed the “Jinchen Properties” Project Property Lease Agreement (Contract No. HGH- BG- 20240328- 01) (hereinafter referred to as the “Lease Agreement”); Party B leases from Party A the property located at Unit [1001], the entire [10th] floor, Building [2], Hongqiao Hui, No. 989 Shenggui Road, Minhang District, Shanghai, with a measured construction area of [1332.45] square meters (hereinafter referred to as the “Leased Property”); the lease term ends on [August 31, 2027].

Party C and Party B are affiliated companies. Party B now intends to apply to Party A to change the lessee subject to Party C for the Leased Property. After consultation among all parties, Party A has expressed agreement and will cooperate accordingly.

Now, regarding the change of the lessee subject in the “Lease Agreement”, the parties hereby reach the following agreement for mutual compliance:

Article 1: Execution and Amendment of the Agreement

1.1 All parties agree: Party C shall, from [October 15, 2024], continue to perform the Lease Agreement signed by Party B. Party C shall fully assume all obligations and all rights of Party B under the “Lease Agreement”. That is, Party C and Party A become the subjects of the “Lease Agreement”, and Party B loses its status as a contract subject.

Article 2: Matters Concerning the Security Deposit

2.1 All parties confirm that Party B has paid to Party A the security deposit for the Leased Property amounting to RMB [837,111.72] in accordance with the “Lease Agreement”. This security deposit shall be fully transferred to the security deposit that Party C should pay to Party A upon the signing date of this Agreement.

2.2 All parties agree that the signing of this Agreement shall be deemed as Party B transferring all rights and obligations regarding the security deposit under the “Lease Agreement” to Party C. The creditor-debtor relationship arising between Party B and Party C as a result is irrelevant to Party A and shall be borne and resolved by Party B and Party C themselves.

2.3 For the purpose of fulfilling the provisions of this Article, Party B shall return the original receipt for the original security deposit to Party A, and Party A shall re-issue a new security deposit receipt for Party C.

Confirmation of Tripartite Company Accounts

Party A Account:

Account Name: [*]
Account Number: [*]
Bank: [*]
Taxpayer Identification Number: [*]

Party B Account:

Account Name: [*]
Account Number: [*]
Bank: [*]
Taxpayer Identification Number: [*]

Party C Account:

Account Name: [*]
Account Number: [*]
Bank: [*]
Taxpayer Identification Number: [*]

Article 3: Property Delivery

3.1 Party B and Party C shall complete the delivery of the Leased Property themselves, including but not limited to inspection and confirmation of the delivery status. If Party C raises any requirements for repairs or make-up, etc., regarding the Leased Property during the delivery process, they shall be completed by Party B, who shall bear all costs and responsibilities arising therefrom.

3.2 All parties agree: All issues and responsibilities arising during the delivery process shall be resolved and borne by Party B and Party C themselves, including but not limited to liability for breach due to delayed delivery. Party B and Party C shall ensure that Party A is exempt from any losses or claims suffered due to the delivery of the Leased Property. Otherwise, Party B and Party C shall bear joint and several liability to Party A.

3.3 During the property delivery between Party B and Party C, all fees shall be settled according to the time nodes. If it is discovered after delivery that Party B still has unsettled fees, Party B and Party C shall bear joint and several liability for this. If losses are caused to other parties, Party B and Party C shall bear joint and several liability for compensation.

Article 4: Special Provisions

4.1 During the lease term, the rights and obligations of Party C shall refer to the provisions of the original lease agreement between Party A and Party B.

4.2 From [October 15, 2024], all rights and obligations of Party B under the “Lease Agreement” shall be fully assumed by Party C.

Article 5: Dispute Resolution

All parties shall strictly implement this Agreement. In case of any disputes, the parties shall first attempt to resolve them through negotiation; if negotiation fails, all three parties agree to resolve the dispute through litigation in the competent People’s Court located at the Leased Property.

Article 6: Miscellaneous

6.1 The Whereas Clauses and Appendices of this Agreement form an integral part hereof and shall have the same effect as if they were set forth in the main body of this Agreement.

6.2 In case of any inconsistency between this Agreement and the Lease Agreement, the provisions of this Agreement shall prevail. For matters not stipulated in this Agreement, the provisions of the Lease Agreement shall still apply.

6.3 This Agreement shall take effect from the date it is sealed by all parties. This Agreement is made in four (4) copies, with Party A holding two (2) copies, and Party B and Party C each holding one (1) copy. All copies shall have the same legal effect.